EXHIBIT 99.1

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   SUBSCRIPTION CERTIFICATE NUMBER


   ------------------------------      -------------------    ------------------
    SHARES ELIGIBLE TO SUBSCRIBE             RIGHTS           RECORD DATE SHARES


                        INSPIRE INSURANCE SOLUTIONS, INC.
                  SUBSCRIPTION CERTIFICATE FOR RIGHTS OFFERING
                    FOR HOLDERS OF RECORD ON DECEMBER 3, 2001


     INSpire Insurance Solutions, Inc. (the "Company") is conducting a rights offering (the "Rights Offering") that entitles the holder of the Company's common stock, $0.01 par value per share (the "Common Stock"), as of the close of business on December 3, 2001 (the "Record Date") to receive .66 subscription rights (each, a "Right") for each share of Common Stock held of record on the Record Date. Each whole Right entitles the holder to subscribe for and purchase one share of Common Stock (the "Basic Subscription Privilege") at a subscription price of $.40 per share. If any shares of Common Stock are not purchased by holders of Rights pursuant to the Basic Subscription Privilege (the "Over-Subscription Shares"), any holder purchasing all of the shares of Common Stock available to that holder may purchase an additional number of the Over-Subscription Shares, if so specified in the subscription documents, subject to proration. No fractional shares or cash in lieu thereof will be issued or paid. Set forth above is the number of shares of Common Stock held by the holder, and the number of shares to which the holder is entitled to subscribe pursuant to the Basic Subscription Privilege.

     Holders of Rights will not be able to exercise the Rights unless the shareholders of the Company approve the Rights Offering.

     For a more complete description of the terms and conditions of the Rights Offering, please refer to the prospectus dated November 30, 2001 (the
"Prospectus"), which is incorporated herein by reference. Copies of the prospectus are available upon request from Mellon Investor Services LLC (toll free (800) 953-2599). Capitalized terms used but not defined herein shall have the meanings given them in the Prospectus.

     This subscription certificate (the "Rights Certificate") must be received by Mellon Investor Services LLC with payment in full by 5:00 p.m., Eastern Standard Time, on January 9, 2002 (unless extended in the sole discretion of the Company) (as it may be extended, the "Expiration Date"). Any Rights not exercised prior to the Expiration Date will be null and void. Any subscription for shares of Common Stock in the Rights Offering made hereby is irrevocable.

     The Rights represented by this Rights Certificate may be exercised by duly completing Form 1. Rights holders are advised to review the Prospectus and instructions, copies of which are available from Mellon Investor Services LLC, before exercising their Rights. If certificates representing the Common Stock are to be issued in a name other than the registered holder or are to be sent to an address other than that shown above, complete Form 2.

     SUBSCRIPTION PRICE:  $.40 PER SHARE

     The registered owner whose name is inscribed hereon is entitled to subscribe for shares of Common Stock of INSpire Insurance Solutions, Inc. upon the terms and subject to the conditions set forth in the Prospectus and instructions relating to the use hereof.

     This Rights Certificate is not transferable.

     Rights holders should be aware that if they choose to exercise only part of their Rights, they may not receive a new Rights Certificate in sufficient time to exercise the remaining rights evidenced thereby.

                                     FORM 1

EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises one or more Rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

No. of Shares subscribed for pursuant to Basic Subscription Privilege:
                                                                      ---------

Plus

No. of Shares subscribed for pursuant to Over-Subscription Privilege:
                                                                     ----------

                                                              TOTAL:
                                                                    -----------

         multiplied by the Subscription Price $.40 of per share

                                            TOTAL PAYMENT DUE:  $              *
                                                                ===============


METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOX(ES)):

[ ] Check, bank draft, or money order payable to "Mellon Investor Services LLC acting on behalf of the Subscription Agent" or

[ ]  Wire transfer  directed to The Chase  Manhattan Bank, New York, NY, ABA No.
     021-000-021   Attention:   Mellon  Investor  Services  LLC  Reorg.  Account
     323-885489 - (INSpire Insurance Solutions, Inc.).

If the Rights being executed pursuant to the Basic Subscription Privilege do not account for all of the Rights represented by the Rights Certificate (check only one):

     [ ] Deliver to the undersigned a new Rights Certificate evidencing the remaining rights to which the undersigned is entitled.

     [ ]  Do not deliver any new Rights Certificate to me.

     [ ] Check here if Rights are being exercised pursuant to the Notice of Guaranteed Delivery delivered to the Subscription Agent prior to the date hereof and complete the following:

         Name(s) of Registered Holder(s)
                                         --------------------------------------
         Window Ticket Number (if any)
                                       ----------------------------------------
         Date of Execution of Notice of Guaranteed Delivery
                                                            -------------------
         Name of Institution Which Guaranteed Delivery
                                                       ------------------------

  * If the aggregate Subscription Price enclosed or transmitted is insufficient to purchase the total number of shares indicated in the "Total" line above, or if the number of shares being subscribed for is not specified, the Rights holder exercising this Rights Certificate shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount. If the number of shares to be subscribed for pursuant to the Over-Subscription Privilege is not specified and the amount enclosed or transmitted exceeds the aggregate Subscription Price for all shares represented by this Rights Certificate (the "Subscription Excess"), the Rights holder exercising this Rights Certificate shall be deemed to have exercised the Over-Subscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price, subject to the limit on the number of shares the Rights holder may purchase pursuant to the Over-Subscription Privilege. To the extent any portion of the aggregate
  Subscription Price enclosed or transmitted remains after the foregoing procedures, such funds shall be mailed to the subscriber without interest or deduction as soon as practicable.

  Subscriber's Signature                          Telephone No. (  )
                         ------------------------              -----------------

                                     FORM 2

                    SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS

     (a) To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder. DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Issue Shares to:                         Soc. Sec. #/Tax ID #:
                -----------------------                       ------------------

Address:
        ------------------------------------------------------------------------

     (b) To be completed ONLY if the certificate representing the Common Stock is to be sent to an address other than that shown above. See the Instructions. DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Name:
     ---------------------------------------------------------------------------

Address:
         -----------------------------------------------------------------------

ACKNOWLEDGMENT - THE SUBSCRIPTION ORDER FORM IS NOT VALID UNLESS YOU SIGN BELOW

         I/We acknowledge receipt of the Prospectus and understand that after delivery to the Subscription Agent for INSpire Insurance Solutions, Inc. I/we may not modify or revoke this Subscription Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct.

         The signature below must correspond with the name of the registered holder exactly as it appears on the books of INSpire Insurance Solutions' transfer agent without any alteration or change whatsoever.

Signature(s) of Registered Holder:                            Date:
                                   ------------------------        -------------

         If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).

Name:                    Capacity:             Soc. Sec. #/Tax ID #:
      -----------------           ------------                      ------------

Address:                                           Phone:
         ---------------------------------------         -----------------------

                             GUARANTEE OF SIGNATURES

         All Subscription Rights Holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.


----------------------------------                ------------------------------
Name of Firm                                      Authorized Signature

----------------------------------                ------------------------------
Address                                           Name

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City, State, Zip Code                             Title

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Area Code and Telephone Number


         YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A SHAREHOLDER OTHER THAN YOURSELF.